SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
           List of Subsidiaries of Simpson Manufacturing Co., Inc.
                              At March 15, 2000


                                   Exhibit 21


     1.   Simpson Strong-Tie Company Inc., a California corporation

     2.   Simpson Dura-Vent Company, Inc., a California corporation

     3.   Simpson Strong-Tie International, Inc., a California corporation

     4. Simpson Manufacturing International Corporation, a Barbados corporation

     5.   Simpson Strong-Tie Canada, Limited., a Canadian corporation

     6.   Simpson Strong-Tie France, Limited., a French corporation

     7.   Simpson Strong-Tie, S.A., a French corporation

     8.   Simpson Strong-Tie Japan, Inc., a California corporation

     9.   Simpson Strong-Tie Australia, Inc., a California corporation

     10. Simpson Strong-Tie Company Inc. Chile Y Compania Limitada, a Chilean corporation

     11.  Simpson Manufacturing Co., Inc., a Delaware corporation

     12.  Keybuilder.com LLC, a California limited liability company